UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 6, 2009 (December 5, 2008)

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

10 Derby Square
Salem, Massachusetts 01970
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deferred Compensation Plan

On December 5, 2008, Atlantic Tele-Network, Inc. (the “Company”) adopted the Atlantic Tele-Network, Inc. Deferred Compensation Plan for Select Employees (the “Plan”).  The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”).  Participants under the Plan will be chosen by the Committee and will be limited to management employees or highly compensated employees, within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“Participants”).  Under the Plan, the Company will make annual credits equal to 8% of a Participant’s then current base salary to an account on behalf of that Participant.  The Company may make additional credits in its sole discretion.  Credits to such accounts under the Plan will be deemed to be invested in one or more investment funds selected by the Participant.  Credits will be fully vested at all times and Participants will have a nonforfeitable interest in the balance of their respective account.  Benefits under the Plan are payable in cash upon a separation from service or in accordance with a fixed scheduled elected by the Participant.  The Company may amend, modify or terminate the Plan at any time in its sole discretion.  In accordance with the Plan, the Committee has delegated the day to day operational responsibilities under the Plan to the Company’s Chief Executive Officer and Chief Financial Officer.

The Plan is intended to provide retirement income to certain key executives of the Company and was adopted to offset a reduction in the Company’s annual contribution to these executives’ accounts under the Company’s 401(k) retirement plan.  Prior to 2008, the Company made annual contributions to the 401(k) accounts of each of these executives in an amount equal to 12% of their respective base salary, up to a maximum of  $24,000.  However, following the Company’s consolidation in 2008 of the Company’s 401(k) plan with the 401(k) plans of Commnet Wireless, LLC and Sovernet, Inc., two of the Company’s subsidiaries, the Company’s annual contribution to the 401(k) plan accounts of each of these executives was reduced to a maximum of 4% of their respective base salary.  The Plan is intended to be compliant with Section 409A of the Internal Revenue Code of 1986, as amended, and to constitute a non-qualified, unfunded executive benefit plan.

On December 5, 2008, the Committee selected Michael Prior, President and Chief Executive Officer, Justin Benincasa, Chief Financial Officer and Treasurer, William Kreisher, Senior Vice President, Corporate Development, Douglas Minster, Vice President and General Counsel, John Audet, Vice President — Financial Analysis and Planning and Andy Fienberg, Chief Accounting Officer to be Participants under the Plan.  Annual credits were made to accounts on behalf of each of these executives in amounts equal to 8% of their respective 2008 base salary.

A copy of the Plan is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1	Atlantic Tele-Network, Inc. Deferred Compensation Plan for Select Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated:  January 6, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Atlantic Tele-Network, Inc. Deferred Compensation Plan for Select Employees